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Exhibit 10.6.1

                   ADDENDUM NO. 1 TO DISTRIBUTORSHIP AGREEMENT
                          BETWEEN ISCO-OPTIC GMBH, AND
                            BALLANTYNE OF OMAHA, INC.

      This Addendum No. 1 to the Distributorship Agreement is made and entered into effective this 4th day of December, 1998 between ISCO-Optic GmbH, P.O. Box 23 34, D-3400, Gottingen, Germany, hereinafter referred to as "ISCO", and Ballantyne of Omaha, Inc., a Delaware corporation, 4350 McKinley Street, Omaha, Nebraska 68112, hereinafter referred to as "Ballantyne".

RECITALS:

      This Addendum No. 1 is made with reference to the following facts and objectives:

      1. Effective March 1, 1993, ISCO and Ballantyne entered into a Distributorship Agreement, pursuant to which ISCO appointed Ballantyne as its exclusive distributor in the territory set forth in annex "B" attached to said Distributorship Agreement, for ISCO products set forth in Annex "A" attached to said Agreement.

      2. The original term of said Distributorship Agreement was for ninety-six
(96) months from the effective date of said Agreement, terminating on April 30, 2001.

      3. The parties desire to extend the term of said Agreement for an additional sixty (60) months beyond the original termination date, pursuant to the terms and conditions set forth in this Addendum No. 1.

AGREEMENT:

      NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

      1. Section 10, Paragraphs A, B and D, of the Distributorship Agreement are hereby amended to read as follows:

            10.   TERMINATION OF AGREEMENT.

            A. This Agreement shall remain in effect for a period of One Hundred and Fifty-Six (156) months from and after March 1, 1993, and shall terminate on April 30, 2006.

            B. Either party shall have the right to terminate this Agreement at the end of the One Hundred and Fifty-Six (156) month period without show of cause by notifying the other party of its intention to so terminate this Agreement not less than twelve (12) months prior to the expiration date.

            C.    No change.


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            D. This Agreement shall be automatically renewed at the end of this
            One Hundred and Fifty-Six (156) month period, determined as set forth above, for a period of two years, and shall be renewable for two year periods thereafter unless either party notifies the other party, without show of cause, not less than twelve (12) months prior to the end of any such two year period, of its intention not to renew this Agreement.

            E.    No change.

            F.    No change.

      2. Except as provided in this Addendum No. 1, the Distributorship Agreement of March 1, 1993, as supplemented, amended and modified by this Addendum No. 1, shall remain in full force and effect, and the parties reaffirm their obligations therein as herein amended.

            IN WITNESS WHEREOF, the parties have executed this first Addendum as of this 4th day of December 1998.


                                  ISCO-Optic GmbH ("ISCO")


                              By: /s/ Christian Lindstedt
                                 ---------------------------------
                                  President


                                  BALLANTYNE OF OMAHA, INC.,
                                  "BALLANTYNE"



                              By: /s/ John P. Wilmers
                                 ---------------------------------
                                  President



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